SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 17, 1999


                       Consolidated Technology Group Ltd.
             (Exact name of Registrant as Specified in its Charter)

          New York                  0-4186                  13-1948169
(State or other jurisdiction      (Commission              (IRS Employer
      of incorporation             File No.)             Identification No.)


                     700 Gemini Street, Houston, Texas  77058
                     (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (281) 488-8484.


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Item 5.  Other Events.

         On June 17, 1999, the Registrant and its wholly owned subsidiary, SIS Capital Corp. ("SISC"), consummated the sale of all of its equity interest in Arc Networks, Inc. ("Arc") to Technology Acquisitions, Ltd. ("TAL"), the Registrant's principal stockholder, pursuant to which the Registrant received $854,937. The sale was made pursuant to the terms of a previously reported agreement dated March 23, 1999, as amended, between the Registrant, SISC, Arc and TAL. Currently, TAL owns or has voting rights with respect to 15,999,785 shares of common stock, representing more than 34% of the outstanding common stock of the Registrant. As a result of the sale, the Registrant realized and will report a gain on disposal of segment of approximately $7.3 million for the 2nd quarter of 1999. All of the operations of Arc prior to the sale will be reported as operations of a discontinued segment in the Registrant's consolidated financial statements.

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.

                  99.1 Agreement dated as of March 23, 1999, among the Registrant, SIS Capital Corp., Arc Networks, Inc. and Technology Acquisitions, Ltd., as amended, with the exhibits and schedules. (*)

(*) Incorporated by reference to the Form 8-K filed on April 7, 1999.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CONSOLIDATED TECHNOLOGY GROUP LTD.


                                   By:_______________________________________
Date: June 30, 1999                   Richard Young
                                      President and Chief Operating Officer


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